Exhibit 99.1

Ebix Announces Fourth Quarter and Full Year 2012 Results

•	Quarterly Revenue of $54.0 Million, up 23% Year-Over-Year

•	Full Year Revenue of $199.4 Million, up 18% Year-Over-Year

•	Q4 Diluted EPS of $0.48, up 9% Year-Over-Year

•	Full Fiscal Year Diluted EPS of $1.80, up 3% Year-Over-Year

ATLANTA, GA - March 14, 2013 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported results for the fiscal fourth quarter and full year ended December 31, 2012. Ebix will host a conference call at 11:00 a.m. EDT (details below)

“The Company's 2012 results reflect the strength of Ebix's core businesses that helped us deliver outstanding results in one of the most challenging years for the insurance industry in a decade,” said Robin Raina, Chairman, President and CEO, Ebix Inc. “Our revenue, operating cash flow, liquidity and diluted EPS were all at record levels as we look forward to continued high levels of performance in 2013.”

Ebix delivered the following results for the fourth quarter and full year of 2012:

Revenues: Total Q4 2012 revenue was $54.0 million, an increase of 22.6% on a year-over-year basis, as compared to Q4 2011 revenue of $44.1 million.

For the full fiscal year of 2012, the company reported revenue of $199.4 million, an increase of 18.0% from the prior year revenues of $169.0 million.

Earnings per Share: Q4 2012 diluted earnings per share rose 9% year-over-year to $0.48, as compared to $0.44 in the fourth quarter of 2012. For purposes of the Q4 2012 EPS calculation, there was an average of 38.9 million diluted shares outstanding during the quarter, as compared to 39.4 million diluted shares outstanding in Q4 of 2011.

For the full year of 2012, diluted earnings per share rose 3% year-over-year to $1.80 from $1.75 in 2011. For purposes of the EPS calculation, there was an average of approximately 39.1 million diluted shares outstanding during the year 2011 as compared to an average of 40.9 million diluted shares outstanding in 2011.

Operating Cash: Cash generated from operations for the fiscal fourth quarter was $18.3 million, down 5% year-over-year due primarily to the payment of certain acquisition earnout liabilities. For the full year, operating cash flow totaled $72.3 million in 2012, up 2% year-over-year as compared to $70.6 million in 2011.

Margins: In 2012, the Company achieved gross margins of 81% compared to 80% in 2011. Operating margins for 2012 were slightly lower at 39% as compared to 41% for 2011 due to business acquisitions made in 2012, which were not at the same operating margins as Ebix's legacy businesses when acquired.

Diversified Revenue Base: Ebix continued to have highly diversified revenue streams across thousands of clients, with the largest client accounting for only 2.5% of the Company's 2012 revenues.

Exhibit 99.1

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 80% of the Company's 2012 Revenues as compared to 77% in 2011.

(dollar amount in thousands)	Three Months Ended December 31,			Year Ended December 31,
Channel	2,012	2,011	% Change	2,012	2,011	% Change
Exchanges	$43,257	$34,330	26%	$159,678	$130,638	22%
Broker Systems	4,899	4,609	6%	18,612	18,006	3%
BPO	4,427	3,996	11%	16,140	14,944	8%
Carrier Systems	1,438	1,115	29%	4,940	5,381	(8)%
Total Revenue	$54,023	$44,050	23%	$199,370	$168,969	18%

Share Repurchases: During Q4 2012, the Company repurchased 196,300 shares of our common stock at an average price of $16.42 per share for an aggregate amount of $3.2 million. For 2012, Ebix repurchased 983,818 shares for an aggregate amount of $18.4 million or an average price of $18.68. The Board of Directors has authorized a total repurchase limit of $100 million of which $5.4 million still remains outstanding.

Net Income: Q4 2012 net income was $18.7 million, an 8% increase on a year-over-year basis, as compared to Q4 2011 net income of $17.3 million. For 2012, Net Income declined 1% to $70.6 million compared to $71.4 million in 2011.

Q1 2013 Diluted Share Count: As of today, the Company expects the diluted share count for Q1 2013 to be approximately 38.8 million.

Ebix SVP & CFO Robert Kerris said, “The Company continues to produce robust operating cash flows, generating $72.3 million during 2012, which in combination with access to our commercial banking financing facility, enabled Ebix to spend $57.1 million on new strategic business acquisitions and investments, to reacquire 984 thousand shares of our common stock at a cost of $18.4 million, and to return $7.0 million of capital to our shareholders in the form of cash dividends. Our financial position is strong with $37.4 million in the aggregate cash, cash equivalents, and short-term cash deposit investments, working capital/short-term liquidity of $25.0 million, and an accounts receivable DSO of 63 days. The Company's net debt stood at $44.8 million as of December 31, 2012. Ebix presently has access to approximately $55 million of readily available cash resources from its financing facility with Citi Bank combined with cash on hand to support continued organic and acquisitive growth, and to expand the existing operations of the Company.”

Ebix Chairman, President & CEO Robin Raina said, “In the year 2012, we were able to make significant strides in building Ebix to be the foremost global provider of Exchanges in the insurance industry. Our acquisitions in the US, Australia, Canada and the formation of Ebix Europe based in the insurance hub of London, have added strategic product solutions and broadened our geographic reach. We believe that this positions us well for growth in the years ahead.”

Robin continued, “Ebix's financial goals were achieved in 2012. In June, we forecasted a minimum quarterly run-rate of $50 million in revenue which we exceeded in the third quarter. We believe we are on track to achieve a quarterly run-rate of $25 million of EBITDA in the first half of 2013. Our global team is dedicated to achieve revenue growth across all of our business lines in 2013, to provide innovative cloud-based SaaS and mobile solutions and to maintain our high operating margins.”

Investor Conference Call

Ebix will host a conference call to discuss its fourth quarter and full fiscal year 2012 results at 11:00 a.m. Eastern Daylight Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations home page at http://www.ebix.com.

Exhibit 99.1

In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690. A replay of the audio and text of the investor call will be available through the company's Investor Relations home page at http://www.ebix.com

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.

With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix's focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute's Capability Maturity Model (CMM). With a recent ISO 27001-security certification, the Company also has an ISO 9001:27001 certification for both its development and BPO units in India. For more information, visit the Company's website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.
This press release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding future economic conditions, operational performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.
Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in Part I, Item IA, “Risk Factors”, of our Annual Report on Form 10-K as well as other reports subsequently filed with the Securities and Exchange Commisssion (the “SEC”), as well as: the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Exhibit 99.1

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.
Readers should carefully review the disclosures and the risk factors described in this and other documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.
You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Steven Barlow, Vice President - Investor Relations
678-281-2043 or steve.barlow@ebix.com
or
Aaron Tikkoo
678 -281-2027 or atikkoo@ebix.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2,012	2,011	2,012	2,011
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Operating revenue	$54,023	$44,050	$199,370	$168,969
Operating expenses:

Cost of services provided	10,447	8,658	38,133	33,589
Product development	7,637	4,823	24,825	19,208
Sales and marketing	4,233	4,089	16,687	13,642
General and administrative	8,862	8,028	33,562	26,268
Amortization and depreciation	2,584	1,897	9,155	7,514
Total operating expenses	33,763	27,495	122,362	100,221

Operating income	20,260	16,555	77,008	68,748
Interest income	76	128	441	557
Interest expense	(536)	(167)	(1,541)	(759)
Other non-operating income (loss)	(486)	1,432	190	647
Foreign currency exchange gain	172	1,667	1,931	4,302
Income before income taxes	19,486	19,615	78,029	73,495
Income tax benefit (expense)	(741)	(2,285)	(7,460)	(2,117)
Net income	$18,745	$17,330	$70,569	$71,378

Basic earnings per common share	$0.50	$0.48	$1.91	$1.89

Diluted earnings per common share	$0.48	$0.44	$1.80	$1.75

Basic weighted average shares outstanding	37,216	36,337	36,948	37,742

Diluted weighted average shares outstanding	38,925	39,374	39,100	40,889

Exhibit 99.1

Table of Contents

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
	(In thousands, except share and per share amounts)
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$36,449	$23,696
Short-term investments	971	1,505
Trade accounts receivable, less allowances of $1,157 and $1,719, respectively	37,298	31,133
Deferred tax asset, net	1,835	2,981
Other current assets	5,116	4,502
Total current assets	81,669	63,817
Property and equipment, net	10,082	8,834
Goodwill	326,748	259,218
Intangibles, net	52,591	38,386
Indefinite-lived intangibles	30,887	30,453
Deferred tax asset, net	11,245	9,412
Other assets	3,724	1,062
Total assets	$516,946	$411,182
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,497	$11,129
Accrued payroll and related benefits	5,431	5,034
Short term debt	11,344	6,667
Contingent liability for accrued earn-out acquisition consideration	3,265	7,590
Current portion of long term debt and capital lease obligation, net of discount of $13 and $0, respectively	915	165
Deferred revenue	19,888	16,460
Current deferred rent	237	266
Other current liabilities	113	2,468
Total current liabilities	56,690	49,779
Revolving line of credit	37,840	31,750
Other long term debt and capital lease obligation, less current portion, net of discount of $78 and $0, respectively	31,592	8,468
Contingent liability for accrued earn-out acquisition consideration	14,230	—
Put option liability	1,186	—
Deferred revenue	375	328
Long term deferred rent	1,449	939
Other liabilities	6,429	3,803
Total liabilities	149,791	95,067

Temporary equity	5,000	—

Stockholders' equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2012 and 2011	—	—

Exhibit 99.1

Common stock, $.10 par value, 60,000,000 shares authorized, 37,131,777 issued and 37,091,268 outstanding at December 31, 2012 and 36,418,385 issued and 36,377,876 outstanding at December 31, 2011	3,709	3,638
Additional paid-in capital	164,346	179,518
Treasury stock (40,509 shares as of December 31, 2012 and December 31, 2011)	(76)	(76)
Retained earnings	201,094	137,559
Accumulated other comprehensive loss	(6,918)	(4,524)
Total stockholders' equity	362,155	316,115
Total liabilities, temporary equity and stockholders' equity	$516,946	$411,182

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31, 2012	Year Ended December 31, 2011
	(in thousands)
	(Unaudited)	(Audited)
Cash flows from operating activities:
Net income	$70,569	$71,378
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,155	7,514
Provision for doubtful accounts	442	976
Provision for deferred taxes	(4,760)	(5,727)
Unrealized foreign exchange (gain)/losses on forward contracts	—	2,346
Unrealized foreign exchange (gain)/losses	443	(5,795)
Unrealized gain on put option	(191)	(537)
Share-based compensation	2,083	2,205
Debt discount amortization on convertible debt	39	21
Reduction of acquisition earn-out contingent liability	(699)	(2,847)
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(2,023)	(2,903)
Other assets	(371)	1,647
Accounts payable and accrued expenses	730	1,525
Accrued payroll and related benefits	(594)	(532)
Deferred rent	(132)	(261)
Other liabilities	(2,384)	836
Deferred revenue	(12)	796
Net cash provided by operating activities	72,295	70,642
Cash flows from investing activities:
Investment in BSI, net of cash acquired	(992)	—
Investment in Taimma, net of cash acquired	(5,003)	—
Investment in Fintechnix, net of cash acquired	(4,713)	—
Investment in PlanetSoft, net of cash acquired	(35,078)	—
Investment in TriSystems, net of cash acquired	(9,277)	—
Investment in Curepet, Inc.	(2,000)	—
Investment in ADAM, net of cash acquired	—	3,529
Investment in MCN, net of cash acquired	(1,537)	(381)
Investment in USIX, net of cash acquired	(1,466)	—
Investment in Health Connect Systems, net of cash acquired	(2,000)	(17,945)
Investment in Confirmnet, net of cash acquired	—	(184)
Purchases of marketable securities	(785)	(3,098)
Maturities of marketable securities	1,466	7,600
Investment in Facts, net of cash acquired	(25)	(12)
Capital expenditures	(1,965)	(2,829)
Net cash used in investing activities	(63,375)	(13,320)
Cash flows from financing activities:
Proceeds from / (Repayment) to line of credit, net	6,090	6,750
Proceeds from term loan	45,000	16,250

Exhibit 99.1

Proceeds from the issuance of note payable	161	—
Principal payments on term loan obligation	(19,125)	(6,407)
Repurchase of common stock	(18,374)	(63,659)
Settlement on conversion of convertible debt	—	(6,761)
Payments of long term debt	(600)	—
Payments for capital lease obligations	(284)	(300)
Excess tax benefit from share-based compensation	1,044	644
Proceeds from exercise of common stock options	1,020	51
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(992)	—
Dividends paid	(7,034)	(1,461)
Net cash provided (used) by financing activities	6,906	(54,893)
Effect of foreign exchange rates on cash and cash equivalents	$(3,073)	$(2,130)
Net change in cash and cash equivalents	12,753	299
Cash and cash equivalents at the beginning of the year	$23,696	$23,397
Cash and cash equivalents at the end of the year	$36,449	$23,696
Supplemental disclosures of cash flow information:
Interest paid	1,350	710
Income taxes paid	8,590	3,796